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EXHIBIT 4.7

EXECUTION COPY

AFFINITY GROUP HOLDING, INC.

$88,200,000

10 7/8% Senior Notes due 2012

PURCHASE AGREEMENT

March 21, 2005

CIBC WORLD MARKETS CORP.
300 Madison Avenue, 4th Floor
New York, New York 10017

Ladies and Gentlemen:

        Affinity Group Holding, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below.

        1.    The Securities.    Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $88,200,000 aggregate principal amount of its 10 7/8% Senior Notes due 2012 (the "Securities"). The Securities are to be issued pursuant to the Indenture, to be dated as of March 24, 2005 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

        The Securities will be offered and sold to the Initial Purchaser without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

        In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 8, 2005 (the "Preliminary Memorandum"), and a final offering memorandum, dated March 21, 2005 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum"), each setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and its subsidiaries and any material developments relating to the Company and its subsidiaries occurring after the date of the most recent historical financial statements included therein.

        The Company understands that the Initial Purchaser proposes to make an offering of the Securities only on the terms and in the manner set forth in the Memorandum and Section 9 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered (i) to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A; (ii) to persons in the United States whom the Initial Purchaser reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be "accredited investors" ("Accredited Investors") as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (iii) outside the United States to certain persons in reliance on Regulation S under the Securities Act ("Regulation S").

        The Initial Purchaser and its direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, to be dated as of March 24, 2005 (the "Registration Rights Agreement"), between the parties hereto, pursuant to which the Company has agreed, among other things, to file (i) a registration statement (the "Registration Statement") with the Commission registering the Securities or the Exchange Notes (as defined in the Registration Rights Agreement) under the Securities Act or (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the Securities by holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) by the Initial Purchaser pursuant to an exchange of the Securities for Private Exchange Notes.

        The Securities, the Exchange Notes, the Private Exchange Notes, the Indenture, the Registration Rights Agreement and this Agreement are herein collectively referred to as the "Basic Documents." The Company proposes to issue the Securities simultaneously with the amendment (the "Amendment") of the senior credit facility of Affinity Group, Inc. ("AGI") to permit, among other things, a capital contribution consisting of the net proceeds of the offering of the Securities from the Company to AGI, which in turn will make a capital contribution in an equal amount to Camping World, Inc., which in turn will make a capital contribution in an equal amount to CWI, Inc., which in turn will make a capital contribution in an equal amount to CWFR Capital Corp. ("CWFR"), which in turn will acquire a preferred membership interest, with a face amount of $88.2 million, in FreedomRoads Holding Company, LLC ("FreedomRoads Holding") (collectively, the "Transactions"). The acquisition of the preferred membership interest in FreedomRoads Holding by CWFR will be effected pursuant to a purchase agreement (the "CWFR Purchase Agreement") to be entered into by CWFR and FreedomRoads Holding; the Amendment, the CWFR Purchase Agreement and each other agreement entered into in connection therewith or in connection with the Transactions are hereinafter referred to as the "Transaction Documents."

        2.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with the Initial Purchaser that:

          (a)   Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2 do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b)   Each of the Company and its subsidiaries set forth in Exhibit A hereto (the "Subsidiaries" and, together with the Company, the "Transaction Parties") has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation, partnership or limited liability company, as the case may be, under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, with the requisite corporate or other power and authority to own its properties and conduct its business as now conducted as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"); as of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum); except as set forth in Exhibit A hereto, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding and no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under the Securities Act; and except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company's or any Subsidiary's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement, the other Basic Documents and the Transaction Documents.

          (c)   The Company has the requisite corporate or similar power and authority to execute, deliver and perform its obligations under the Securities, the Exchange Notes and the Private Exchange Notes. The Securities, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and, in the case of the Securities, delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions"); the Securities are in the form contemplated by the Indenture.

          (d)   The Company has the requisite corporate or similar power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions.

          (e)   The Company has the requisite corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

          (f)    The Company has the requisite corporate or similar power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations. The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum).

          (g)   Each Transaction Party has the requisite corporate or similar power and authority to execute, deliver and perform its respective obligations under each Transaction Document to which it is a party. Each Transaction Document has been duly and validly authorized by each Transaction Party party thereto and, when executed and delivered by each such Transaction Party, will constitute a valid and legally binding agreement of such Transaction Party, enforceable against such Transaction Party in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. Each Transaction Document conforms in all material respects to the description thereof in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum).

          (h)   The Company has delivered to the Initial Purchaser a true and correct copy of each of the Transaction Documents that has been executed and delivered prior to the date of this Agreement, if any, and each other Transaction Document in the form substantially as it will be executed and delivered on, prior to or after the Closing Date, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which any such Transaction Document has been delivered to the Initial Purchaser; and there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Transaction Parties to consummate the Transactions.

          (i)    No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of (i) this Agreement, the Registration Rights Agreement, the Securities and the Indenture by the Company and (ii) each Transaction Document by each Transaction Party party thereto or, in each case, for the consummation by the Transaction Parties of any of the transactions contemplated hereby or thereby, or the application of the proceeds of the issuance of the Securities as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), except as has already been acquired or as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Initial Purchaser; all such consents, approvals, authorizations, licenses, qualifications, exemptions and orders set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) that are required to be obtained by the Closing Date have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the best knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise.

          (j)    None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default in (and no event has occurred that with notice or passage of time, or both, would constitute a default), has received any notice or claim of any such default or has knowledge of any breach of or in the performance or observance of any obligation, agreement, covenant or condition contained in this Agreement, the Registration Rights Agreement, the Securities, the Indenture or any Transaction Document or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default or breach would, individually or in the aggregate, have a Material Adverse Effect.

          (k)   The execution, delivery and performance by (i) the Company of this Agreement, the Registration Rights Agreement, the Securities and the Indenture and (ii) each Transaction Party of each Transaction Document to which it is a party and, in each case, the consummation by the Transaction Parties of the transactions contemplated hereby and thereby and by the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and the fulfillment of the terms hereof and thereof will not (i) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (A) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (B) the certificate of incorporation or bylaws (or other similar organizational documents) of any of the Company or the Subsidiaries or (C) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (ii) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries, which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

          (l)    The audited consolidated financial statements included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly the consolidated financial position, results of operations and cash flows of such entities at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly the consolidated financial position, results of operations and cash flows of such entities at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the summary and selected financial and statistical data included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and (i) Ernst & Young LLP, which has examined certain of such financial statements as set forth in its reports included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), is an independent public accounting firm as required by the Securities Act and (ii) Arthur Andersen LLP, at the time of each respective audit of the consolidated financial statements of the Company included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) was an independent public accounting firm as required by the Securities Act.

          (m)  The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) (i) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act") and (ii) have been properly computed on the bases described therein; and the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (n)   Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is not pending or, to the best knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the Transactions or the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum).

          (o)   None of the Company or the Subsidiaries has, and, after giving effect to Transactions or the issuance and sale of the Securities and the application of the proceeds therefrom, none of the Company or the Subsidiaries will have, any liability for any prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code")), accumulated funding deficiency (as defined in Section 302 of ERISA) or any complete or partial withdrawal from a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), with respect to any plan (as defined in Section 3(3) of ERISA) as to which the Company or the Subsidiaries has or could have any direct or indirect, actual or contingent liability. With respect to such plans, the Company and the Subsidiaries are, and, after giving effect to the Transactions and the issuance and sale of the Securities and the application of proceeds therefrom, will be, in compliance in all material respects with all provisions of the Code and ERISA.

          (p)   The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their respective businesses as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum). None of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

          (q)   Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (r)   Subsequent to the respective dates as of which information is given in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case whether or not in the ordinary course of business, (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company), (iii) there has not been any other change in the capital stock or any change in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any material change, or any development involving a prospective material change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

          (s)   There are no legal or governmental proceedings or any contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum). Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), none of the Company or the Subsidiaries is in default under any of the contracts described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

          (t)    None of the Company or the Subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (u)   Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) or such as would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements, including those referred to in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

          (v)   Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

          (w)  (i) Immediately after the consummation of the Transactions and the other transactions contemplated by this Agreement, the other Basic Documents and the Transaction Documents, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries will exceed the sum of its probable liabilities and identified contingent liabilities; and (ii) each of the Company and the Subsidiaries is not, and, after giving effect to the execution, delivery and performance of this Agreement, the other Basic Documents and the Transaction Documents, and the consummation of the Transactions and the other transactions contemplated hereby and thereby, will not be (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

          (x)   Except as disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and the Subsidiaries is in compliance with all, and is not subject to liability (including, without limitation, fines or penalties) under any, applicable Environmental Laws, (ii) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries under any Environmental Law (as defined below), (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (v) neither the Company nor any of the Subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action relating to any hazardous material,

  (vi) neither the Company nor any of the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (vii) no property or facility of the Company or any of the Subsidiaries is (A) listed or proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (viii) there are no past or present actions, events, operations or activities that could reasonably be expected to prevent or interfere with compliance by the Company or any Subsidiary with any applicable Environmental Law or to result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law.

For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Company or the Subsidiaries, relating to pollution or protection of the environment, natural resources or health or safety including, without limitation, any relating to the release or threatened release of any pollutant, contaminated substance, material, waste, chemical or contaminant subject to regulation thereunder.

          (y)   None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (z)   None of the Company or the Subsidiaries or any of such entities' directors, officers, employees, agents or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Securities.

          (aa) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

          (bb) No securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (cc) Except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the best knowledge of the Company or any of the Subsidiaries, threatened.

          (dd) Each of the Company and the Subsidiaries carries insurance (including self-insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

          (ee) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (ff)  No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (gg) The statistical and market and industry-related data included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

          (hh) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

          (ii)   Except as stated in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), the Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Final Memorandum.

          (jj)   None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities and the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchaser) have acted in accordance with the offering restrictions requirement of Regulation S.

        Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

        3.    Purchase, Sale and Delivery of the Securities.    On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Securities, at 93.826% of their principal amount.

        One or more certificates in definitive form for the Securities that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchaser, of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York time, on March 24, 2005, or at such date as the Initial

Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchaser at the offices in New York, New York of CIBC World Markets Corp. at least 24 hours prior to the Closing Date.

        4.    Offering by the Initial Purchaser.    The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

        5.    Certain Covenants.    The Company covenants and agrees with the Initial Purchaser that:

            (i)    The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent (which consent shall not be unreasonably withheld). The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary in connection with the resale of the Securities by the Initial Purchaser.

            (ii)   The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchaser; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is not otherwise subject.

            (iii)  If, at any time prior to the completion of the resale by the Initial Purchaser of the Securities or the Private Exchange Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser, to amend or supplement the Final Memorandum in order to make such Final Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Final Memorandum in order to comply with applicable laws, rules or regulations, the Company shall (subject to Section 5(i)) forthwith amend or supplement such Final Memorandum at its own expense so that, as so amended or supplemented, such Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with all applicable laws, rules or regulations.

            (iv)  The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of each Preliminary Memorandum or Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

            (v)   Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities.

            (vi)  For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchaser (a) as soon as available, a copy of each report or other communication

    (financial or otherwise) of the Company mailed to the Trustee or holders of the Securities or stockholders or filed with the Commission or any national securities exchange on which any class of securities of the Company may be listed, and (b) from time to time such other information concerning the Company as the Initial Purchaser may reasonably request.

            (vii) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

            (viii) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company and the Subsidiaries, for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

            (ix)  The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (x)   For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (xi)  The Company will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (xii) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

            (xiii) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (other than by reason of a default or omission by the Initial Purchaser of its obligations hereunder) or if this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchaser) incurred by the Initial Purchaser in connection herewith, but in no event will the Company be liable to the Initial Purchaser for damages on account of loss of anticipated profits from the sale of the Securities.

            (xiv) The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (xv) During the period of three years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to,

    resell any of the Securities that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

            (xvi) The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Basic Documents prior to or after the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Initial Purchaser to purchase and accept delivery of the Securities.

        6.    Expenses.    Notwithstanding any termination of this Agreement (pursuant to Section 11 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the printing, typing, reproduction, execution and delivery of this Agreement and of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the printing or reproduction of each Preliminary Memorandum, the Final Memorandum and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Memorandum, the Final Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees; (v) the reproduction and delivery of this Agreement and the other Basic Documents, the preliminary and supplemental "Blue Sky" memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the fees, expenses and disbursements of Cahill Gordon & Reindel llp, counsel to the Initial Purchaser, relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company employees in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) retained by the Company; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; (x) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (xi) any fees charged by investment rating agencies for the rating of the Securities.

        7.    Conditions of the Initial Purchaser's Obligations.    The obligation of the Initial Purchaser to purchase and pay for the Securities is subject to the accuracy of the representations and warranties contained herein, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Initial Purchaser:

            (i)    The Initial Purchaser shall have received an opinion, dated the Closing Date, of Kaplan, Strangis and Kaplan, P.A., counsel to the Company, in form and substance satisfactory to the Initial Purchaser and Cahill Gordon & Reindel llp, counsel to the Initial Purchaser, substantially in the form of Exhibit B hereto. In rendering such opinion, Kaplan, Strangis and Kaplan, P.A. shall have received and may rely upon such certificates and other documents and information, including one or more opinions of local counsel reasonably acceptable to the Initial Purchaser and Cahill Gordon & Reindel llp, counsel to the Initial Purchaser, as they may reasonably request to pass upon such matters.

            (ii)   The Initial Purchaser shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel llp, counsel to the Initial Purchaser, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require. In rendering such opinion, Cahill Gordon & Reindel llp shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel llp may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

            (iii)  The Initial Purchaser shall have received (a) from Ernst & Young LLP, independent public accountants for the Company, "comfort" letters dated the date hereof and the Closing Date and (b) from the Chief Financial Officer and Comptroller of the Company, a letter, dated the date hereof, relating to the financial statements and other financial information contained in the Final Memorandum previously audited by Arthur Andersen LLP, addressed to the Initial Purchaser and in form and substance reasonably satisfactory to the Initial Purchaser and Cahill Gordon & Reindel llp, counsel to the Initial Purchaser.

            (iv)  The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

            (v)   There shall not have been any change in the capital stock of the Company or the Subsidiaries or any material increase in the consolidated short-term or long-term debt of the Company from that set forth or contemplated in the Final Memorandum and the Company and the Subsidiaries shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Final Memorandum.

            (vi)  None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Basic Documents or the Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any Transaction Party or against the Initial Purchaser relating to the issuance of the Securities or the Initial Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement or the Final Memorandum, the other Basic Documents or the Transaction Documents.

            (vii) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that, in the opinion of the Initial Purchaser, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Company or the Subsidiaries or any of the officers or directors of the Company or the Subsidiaries that makes any statement made in the Final Memorandum untrue or that, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

            (viii) The Initial Purchaser shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect that:

    a.
    All of the representations and warranties of the Company set forth in this Agreement are true and correct as if made on and as of the Closing Date and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

    b.
    The issuance and sale of the Securities pursuant to this Agreement or the Final Memorandum and the consummation of the transactions contemplated by the Transaction Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or threatened against any Transaction Party relating to the issuance of the Securities or the Initial Purchaser's activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Final Memorandum, the other Basic Documents or the Transaction Documents.

    c.
    Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum, or (ii) any event or development relating to or involving any of the Company or the Subsidiaries or any of the respective officers or directors of the Company or the Subsidiaries that makes any statement made in the Final Memorandum untrue or that requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

    d.
    There has not been any change in the capital stock of the Company or the Subsidiaries or any material increase in the consolidated short-term or long-term debt of the Company from that set forth or contemplated in the Final Memorandum and the Company and the Subsidiaries have no liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Final Memorandum.

    e.
    At the Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement, the other Basic Documents and the Transaction Documents, there exists no Default or Event of Default (as defined in the Indenture).

            (ix)  Each of the Transaction Documents and each other agreement or instrument executed in connection with the Transactions shall be reasonably satisfactory in form and substance to the Initial Purchaser and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

            (x)   All proceedings taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement, the other Basic Documents and the Transaction Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. The Initial Purchaser and counsel to the Initial Purchaser shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

            (xi)  The Company shall apply the proceeds necessary from the issuance and sale of the Securities as described under "Use of Proceeds" in the Final Memorandum.

            (xii) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company, or (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

            (xiii) On or before the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

            (xiv) On or before the Closing Date, the Indenture shall be executed by the Company and the Trustee and such agreement shall be in full force and effect at all times from and after the Closing Date.

            (xv) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

        All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel to the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchaser shall reasonably request.

        8.    Indemnification and Contribution.    (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, each director, officer, employee or agent of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Initial Purchaser or such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon:

            (i)    any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or (B) any of the Basic Documents or any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (collectively, the "Documents"); or

            (ii)   the omission or alleged omission to state, in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any of the Documents, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchaser and each such director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such director, officer, employee, agent or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable under this paragraph (a) to the extent that any such loss, claim, damages, liability expense or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of the documents referred to in this paragraph (a), in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein; and provided, further, that the Company will not be liable under this paragraph (a) with respect to any such untrue statement or omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage, expense or liability purchased Securities from the Initial Purchaser in reliance upon the Preliminary Memorandum but was not sent or given a copy of the Final Memorandum (as amended or supplemented) that was made available by the Company to the Initial Purchaser at or prior to the written confirmation of the sale of the Securities to such person unless such failure to deliver such Final Memorandum (as amended or supplemented) was a result of noncompliance by the Company with Section 5(iv) of this Agreement. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company further agrees that the indemnification, contribution and reimbursement commitments set forth in this Section 8 shall apply whether or not the Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. The Company will not, without the prior written consent of the Initial Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Initial Purchaser may be sought hereunder (whether or not the Initial Purchaser or any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of the Initial Purchaser and each such director, officer, employee, agent or controlling person from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the Initial Purchaser or any such director, officer, employee, agent or controlling person.

          (b)   The Initial Purchaser will indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or any Document, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein; and will reimburse, as incurred, the Company and each such director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser further agrees that the indemnification, contribution and reimbursement commitments set forth in this Section 8 shall apply whether or not the Company is a formal party to any such lawsuits, claims or other proceedings. The Initial Purchaser will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Company may be sought hereunder (whether or not the Company or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of the Company and its directors, officers, employees, agents or controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the Company or its directors, officers, employees, agents or controlling persons.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 8(a) or (b) except to the extent that the indemnifying party has been prejudiced materially by such failure. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to any such indemnifying party, then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable out-of-pocket costs of investigation, incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party. No indemnifying party shall be liable for the costs and expenses of any settlement of any such claim or action effected without its written consent, but if settled with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and

  (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle.

          (d)   In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Company on the one hand and the Initial Purchaser on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each director, officer, employee or agent of and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director, officer, employee and agent of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          (e)   Notwithstanding anything to the contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

        9.    Offering of Securities; Restrictions on Transfer.    (a) The Initial Purchaser represents and warrants that it is a QIB. The Initial Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, (A) in the case of offers inside the United States (x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A or (y) persons whom the Initial Purchaser reasonably believes to be Accredited Investors and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum).

          (b)   The Initial Purchaser represents and warrants with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

  "The securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S under the Securities Act."

Terms used in this Section 9 and not defined in this Agreement have the meanings given to them in Regulation S.

        10.    Survival Clause.    The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 8 hereof and (ii) delivery of, payment for or disposition of the Securities, and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs or personal representatives of the Company, the Initial Purchaser and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        11.    Termination.    (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given in the event that the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or if at or prior to the Closing Date:

            (i)    any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a material adverse effect on the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company or any Subsidiary), in the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

            (ii)   trading in securities of the Company or any Subsidiary or in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

            (iii)  a banking moratorium shall have been declared by New York or United States authorities;

            (iv)  there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above, in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the delivery of the Securities as contemplated by the Final Memorandum, as amended as of the date hereof; or

            (v)   any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

  (b)
  Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

        12.    Notices.    All communications hereunder shall be in writing and, (i) if sent to the Initial Purchaser, shall be hand delivered, mailed by first-class mail, couriered by next-day courier or faxed and confirmed in writing to CIBC World Markets Corp., 300 Madison Avenue, 4th Floor, New York, New York 10017, Facsimile No.: (212) 885-4801, Attention: Leveraged Finance Group, and with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, Facsimile No.: (212) 269-5420, Attention: Roger Meltzer, Esq. and (ii) if sent to the Company, shall be hand delivered, mailed by first-class mail, couriered by next-day courier or faxed and confirmed in writing to Affinity Group Holding, Inc., 2575 Vista Del Mar Drive, Ventura, California 93001, Facsimile No.: (805) 667-4419, Attention: Thomas Wolfe, and with a copy to Kaplan, Strangis and Kaplan, P.A.,

5500 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, Facsimile No.: (612) 375-1143, Attention: Robert York, Esq.

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if faxed.

        13.    Successors.    This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents and any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Company and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

        14.    No Waiver; Modifications in Writing.    No failure or delay on the part of the Company or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

        15.    Information Supplied by the Initial Purchaser.    The statements set forth in the fourth and fifth sentences of the seventh paragraph and the fifth and ninth paragraphs, in each case under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for purposes of Section 8 hereof.

        16.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

        17.    APPLICABLE LAW.    THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

        18.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and the Initial Purchaser.

Very truly yours,
AFFINITY GROUP HOLDING, INC.
By:	/s/ THOMAS F. WOLFE Name: Thomas F. Wolfe Title: Chief Financial Officer

Signature Page to Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
CIBC WORLD MARKETS CORP.
By:	/s/ BRIAN PERMAN Name: Brian Perman Title: Managing Director

Signature Page to Purchase Agreement

Exhibit A

Subsidiaries

AFFINITY ADVERTISING, LP

AFFINITY BROKERAGE, INC.

AFFINITY GROUP, INC.

AFFINITY ROAD AND TRAVEL CLUB, INC.

CAMP COAST TO COAST, INC.

CAMPING REALTY, INC.

CAMPING WORLD, INC.

CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.

COAST MARKETING GROUP, INC.

CWFR CAPITAL CORP.

CWI, INC.

CW MICHIGAN, INC.

EHLERT PUBLISHING GROUP, INC.

GOLF CARD INTERNATIONAL CORP.

GOLF CARD RESORT SERVICES, INC.

GSS ENTERPRISES, INC.

POWER SPORTS MEDIA, INC.

TL ENTERPRISES, INC.

VBI, INC.

Exhibit B

Form of Opinion of Kaplan, Strangis and Kaplan, P.A.

        The opinion, dated the Closing Date and addressed to the Initial Purchaser, of Kaplan, Strangis and Kaplan, P.A., counsel to the Company, to be delivered pursuant to Section 7(i) of the Purchase Agreement, shall be to the effect that:

          (a)   Each of the Company and its Subsidiaries has been duly organized and are validly existing and in good standing as a corporation or partnership, as the case may be, under the laws of its jurisdiction of incorporation or formation, as the case may be, and is authorized to do business in each jurisdiction in which the ownership or leasing of any property or the character of its operations makes such qualification necessary and in which the failure so to qualify could have a Material Adverse Effect.

          (b)   The Company has all requisite power and authority to execute, issue, deliver and perform its obligations under the Securities, the Exchange Notes (as defined in the Registration Rights Agreement) and the Private Exchange Notes (as defined in the Registration Rights Agreement), to execute, issue and deliver the Basic Documents and the Transaction Documents to which it is a party, to incur and perform all of its obligations thereunder and to consummate the transactions contemplated thereby. The Company has the requisite power and authority to own and operate its property and assets and to transact its business as described in the Memorandum. Each Subsidiary has all requisite power and authority to execute, issue and deliver each Transaction Document to which it is a party, to incur and perform all of its respective obligations thereunder and to consummate the transactions contemplated thereby.

          (c)   The beneficial ownership of the equity interests in the Company and AGI Holding Corp. is as set forth in the Final Memorandum under the heading "Security Ownership of Certain Beneficial Owners."

          (d)   The Purchase Agreement has been duly authorized by the Company and the Company has all requisite power and authority to execute, issue and deliver the Purchase Agreement and to incur and perform its obligations provided for therein. The Purchase Agreement, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (e)   The Indenture has been duly authorized by the Company and the Company has all requisite power and authority to execute, issue and deliver the Indenture and to incur and perform its obligations provided for therein. The Indenture, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Indenture is in sufficient form for due qualification under the Trust Indenture Act of 1939, as amended.

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          (f)    The Registration Rights Agreement has been duly authorized by the Company and the Company has all requisite power and authority to execute, issue and deliver the Registration Rights Agreement and to incur and perform its obligations provided for therein. The Registration Rights Agreement, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (g)   The Securities have each been duly authorized by the Company and the Company has all requisite power and authority to execute, issue and deliver the Securities and to incur and perform its obligations provided for therein. The Securities, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee) in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (h)   The execution and delivery of the Exchange Notes and the Private Exchange Notes have been duly authorized by all necessary corporate action of the Company, and the Exchange Notes and the Private Exchange Notes, when duly executed and delivered by the Company, all in accordance with the terms of the Registration Rights Agreement and the Indenture, and assuming due authentication by the Trustee, will be the legal, valid, and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (i)    Each of the Transaction Documents has been duly authorized by each Transaction Party party thereto and each such Transaction Party has all requisite power and authority to execute, issue and deliver each Transaction Document to which it is a party and to incur and perform its respective obligations provided for therein. Each of the Transaction Documents, when executed and delivered by each Transaction Party party thereto (assuming the due authorization, execution and delivery by the other parties thereto), will constitute a valid and legally binding agreement of each such Transaction Party, enforceable against it in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (j)    To the best of such counsel's knowledge and other than as described in the Final Memorandum, there is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best of such counsel's knowledge, threatened to which any Transaction Party is or would be a party or of which the properties of any Transaction Party are or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Securities by the Company, or (ii) could have any effect on the power or ability of

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  (A) the Company to perform its obligations under the Basic Documents and (B) each Transaction Party to perform its respective obligations under each Transaction Document to which it is a party or, in each case, to consummate the transactions contemplated thereby including application of the proceeds of the issuance of the Securities as set forth in the Final Memorandum.

          (k)   To such counsel's knowledge, none of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default (and no event has occurred that with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Basic Document or any Transaction Document or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

          (l)    The execution, delivery and performance by the Company of the Basic Documents, the execution, delivery and performance by each Transaction Party of each Transaction Document to which it is a party, the issuance and sale by the Company of the Securities and the execution, delivery and performance by each Transaction Party of all other agreements and instruments to be executed and delivered by such Transaction Party, pursuant thereto or in connection therewith, and compliance by each Transaction Party with the terms and provisions thereof to the extent applicable to such party, do not and will not (i) violate any provision of any law, rule or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award known to such counsel presently in effect or in effect on the Closing Date having applicability to any of the Transaction Parties, (ii) conflict with, constitute or result in a breach or violation of (A) any of the terms or provisions of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) by any Transaction Party or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document known to such counsel to which any Transaction Party is a party or by which it may be bound, or to which it or any of its assets or businesses is subject, (B) the articles of incorporation and bylaws or the certificate of limited partnership and limited partnership agreement, as the case may be (each, an "Organizational Document"), of any of the Transaction Parties or (C) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to any of the Transaction Parties or any of their respective properties or assets, or (iii) except as contemplated by the Transaction Documents, result in, or require the creation or imposition of, any lien upon or with respect to any of the properties now owned or hereafter acquired by any of the Transaction Parties, except, in each case, where such violation, conflict, breach, default or creation or imposition of any lien would not (individually or in the aggregate) (1) have a Material Adverse Effect, (2) materially impair the ability of any of the Transaction Parties to perform their respective obligations contemplated by the Transaction Documents and the Final Memorandum or (3) materially affect the consummation of the transactions contemplated by the Transaction Documents and the Final Memorandum.

          (m)  Except as set forth in the Final Memorandum, to such counsel's knowledge, no authorization, consent, approval, license, qualification or formal exemption from, or any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required (i) in connection with the execution, delivery or performance by (A) the Company of any of the Basic Documents and (B) each Transaction Party of each

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  Transaction Document to which it is a party or (ii) to permit the Company to effect payments of principal of, premium and interest on the Securities except (A) as may be required under state securities or "Blue Sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Securities or (B) as would not (individually or in the aggregate) have a Material Adverse Effect; all such consents, approvals, authorizations, licenses, qualifications, exemptions and orders set forth in the Final Memorandum that are required to be obtained by the Closing Date have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the best of such counsel's knowledge, threatened attack by appeal or direct proceeding or otherwise.

          (n)   The Company is not and, immediately after the Closing Date, will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (o)   The statements set forth under the headings "Description of the Notes" and "Description of Other Indebtedness" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions and information with respect thereto.

          (p)   Assuming the accuracy of the Initial Purchaser's representations and warranties set forth in the Purchase Agreement and the due performance by the Initial Purchaser of the covenants and agreements set forth in the Purchase Agreement, the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by the Purchase Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 9 of the Purchase Agreement does not require registration under the Securities Act and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended.

          (q)   No securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (r)   To such counsel's knowledge, there are no legal or governmental proceedings, nor any contracts or other documents required by the Securities Act to be described in a prospectus that have not been described in the Final Memorandum.

        Such counsel shall additionally state that in its capacity as counsel to the Company, it has participated in the preparation of the Final Memorandum and in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company at which the contents of the Final Memorandum and related matters were discussed and, although it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as otherwise indicated in clauses (a) through (r) above) on the foregoing basis, no facts have come to its attention that leads it to believe that, as of the date of the Final Memorandum or as of date hereof, the Final Memorandum (other than the financial statements and other financial and statistical data and information included therein or omitted therefrom, as to which it expresses no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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PURCHASE AGREEMENT
Form of Opinion of Kaplan, Strangis and Kaplan, P.A.